CONFIRMING STATEMENT

     This Statement confirms that the undersigned, has authorized each of, K.C. Trowell, G. Thomas Frankland and Roy D. Jones to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of CNB Florida Bancshares, Inc. The authority of each of K.C. Trowell, G. Thomas Frankland and Roy D. Jones under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership or transactions in securities of CNB Florida Bancshares, Inc., unless earlier revoked in writing. The undersigned acknowledges that each of K.C. Trowell, G. Thomas Frankland and Roy D. Jones are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Dated:  8/28/02                    /s/ Bill Streicher
				   _____________________________
				   William J. Streicher